UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 3, 2012

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7707 Gateway Blvd, Suite 140, Newark, California		94560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510.456.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On September 3, 2012, StemCells, Inc. (the "Company") issued a press release announcing the presentation of interim data from the Phase I/II clinical study of its HuCNS-SC cells (purified human neural stem cells) in patients with spinal cord injury. The data was presented by Armin Curt, M.D., principal investigator for the study, on September 3, 2012, at the 51st Annual Scientific Meeting of the International Spinal Cord Society in London, England. A copy of this press release is attached hereto as Exhibit 99.1.

The interim data is from the first cohort of patients in the study, all of whom suffered a complete spinal cord injury in which there is no neurological function below the level of the injury. There were no abnormal clinical, electrophysiological or radiological responses to the cells, and all the patients were neurologically stable through the first six months following transplantation of the cells. Gains in sensory function were observed in two of the patients. The third patient remains stable.

StemCells will host a live conference call and webcast, which will include Dr. Armin Curt, on Tuesday, September 4, at 11:30 a.m. Eastern Time, to discuss the summary of the data. Interested parties are invited to listen to the call over the Internet via the Investors section of the Company’s website at http://investor.stemcellsinc.com/phoenix.zhtml?c=86230&p=irol-irhome. An archived version of the webcast will be available for replay on the Company’s website beginning approximately two hours following the conclusion of the live call and continuing for a period of 30 days.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press Release, dated September 3, 2012, announcing interim data from the Company's clinical study of HuCNS-SC cells in patients with spinal cord injury.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

September 4, 2012	By:	/s/ Kenneth Stratton

Name: Kenneth Stratton
Title: General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated September 3, 2012